SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 29, 2015

VARIAN MEDICAL SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7598	94-2359345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Hansen Way, Palo Alto, CA	94304-1030
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(650) 493-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On July 29, 2015, Varian Medical Systems, Inc. announced its financial results for its third quarter of fiscal year 2015. A copy of the press release entitled “Varian Medical Systems Reports Results for Third Quarter of Fiscal Year 2015” is attached as Exhibit 99.1 and incorporated by reference into this item.

Item 8.01. Other Information.

On July 29, 2015, Varian Medical Systems, Inc., through one of its European subsidiaries, entered into an agreement to acquire Claymount Investments B.V., a privately-held, Netherlands-based supplier of components and subsystems for X-ray imaging equipment manufacturers. A copy of the related press release entitled “Varian Medical Systems Acquiring Claymount to Expand Imaging Components Portfolio” is attached as Exhibit 99.2 and incorporated by reference into this item.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

99.1     Press Release dated July 29, 2015 entitled “Varian Medical Systems Reports Results for Third Quarter of Fiscal Year 2015.”

99.2     Press Release dated July 29, 2015 entitled “Varian Medical Systems Acquiring Claymount to Expand Imaging Components Portfolio.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Varian Medical Systems, Inc.

By:	/s/ John W. Kuo
Name:	John W. Kuo
Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: July 29, 2015

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EXHIBIT INDEX

Number	Exhibit

99.1	Press Release dated July 29, 2015 entitled “Varian Medical Systems Reports Results for Third Quarter of Fiscal Year 2015.”

99.2	Press Release dated July 29, 2015 entitled “Varian Medical Systems Acquiring Claymount to Expand Imaging Components Portfolio.”